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DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.
(Name of Registrant as Specified in Its Charter)
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RESHAPING INVESTING.

DWS INVESTMENTS

Deutsche Bank Group

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
Doug Beck, Managing Director, Head of Product Management
Michael Clark, Managing Director, President of DWS Funds
Paul Schubert, Managing Director, Treasurer & Chief Financial Officer of DWS Funds
Kenneth C. Froewiss, Independent Board Member
June 22, 2010

Table of Contents
▪ Overview
▪ DWS RREEF World Real Estate & Tactical Strategies Fund, Inc. (NYSE: “DRP”)
▪ Board Proposal
▪ Dissident Proposal
▪ Dissident History
▪ Incumbent Director Candidate History

Overview
DWS Investments
DWS Investments is the US retail brand of Deutsche Bank’s global asset management division. DWS is the leading mutual fund brand in Germany and one of the most respected in Europe and Asia. With access to the expertise of a powerful global network in 16 countries, DWS Investments strives to make innovative investment strategies and solutions, traditionally reserved for institutions and high net worth individuals, available to the US retail investor.
DWS Investments manages over $133.4 billion (as of 3/31/2010) in retail and retirement assets in more than 150 mutual funds and variable insurance portfolios across all major asset categories in the US. Organizations under the DWS brand manage approximately $341.4 billion globally (as of 3/31/2010).

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
Investment Objective:  The fund seeks high current income and capital appreciation.
NYSE Symbol: DRP
Portfolio Manager: John F. Robertson
May 28, 2010 NAV: $16.28
May 28, 2010 Market Price: $14.22
May 28, 2010 Discount: -12.65%
May 28, 2010 Market Yield: 6.75%
May 28, 2010 NAV Yield: 5.90%
May 28, 2010 TNA (MM): $96.98
Dividend: The Fund has declared distributions to common shareholders monthly since inception
Prices and net asset value fluctuate and are not guaranteed. Yields fluctuate and are not guaranteed. Annualized dividend yield is the latest monthly dividend shown as an annualized percentage of net asset value and market price as of 5/28/10.
Annualized dividend yield is simply measures the level of dividends and is not a complete measure of performance.

<HELP> for explanation.
Hit # for Price and NAV tables.
Msg:NLRT ALERT
DRP US Equity
Page 1/27 Fund Premium/Discount
Range 06/26/07 - 06/01/10
Period D
Currency USD
DWS RREEF World Real Estate
Premium / Discount
High 12.423% on 7/26/2007
Average -15.498%
Low -37.973% on 10/10/2008
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2010 Bloomberg Finance L.P.
SN 462221 02-Jun-2010 10:26:51

DRP Performance

	31-May Premium/(Discount) (%)	1 Year Return Market (%)	1 Year Return NAV (%)	Fund Inception Return Market (%)	Fund Inception Return NAV (%)
DWS RREEF World Real Estate & Tactical Strategies Fund	(12.65)	49.53	27.94	(18.84)	(13.64)
Real Estate Funds Average/Total **(CE)**	(11.88)	27.62	22.85	N/A	N/A
Real Estate Funds Average/Total **(OE)**		N/A	18.50	N/A	N/A
UBS Global Investors Index US Hedged		N/A	41.21	N/A	(12.72)

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
Source: Bloomberg
Source: Lipper and DWS Investments. Performance is historical and does not guarantee future results. Investment return and principal value fluctuate so your shares may be worth more or less when redeemed. Current performance may differ from data shown. Please visit
www.dws-investments.com for the fund’s most recent month-end performance.

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
John F. Robertson, CFA, Co-Head of Americas Real Estate Securities
Mr. Robertson is chief executive officer of the global real estate securities business and is a member of RREEF's Global Real Estate Executive
Committee.
Prior to joining RREEF in 1997, Mr. Robertson was with Lincoln Investment Management, Inc., where he was responsible for REIT research for the
Delaware Pooled Trust Real Estate Fund.
Bachelor of Arts degree, Magna Cum Laude, from Wabash College, where he was elected to Phi Beta Kappa, and an M.B.A. degree from Indiana
University.
John W. Vojticek, Co-Head of Americas Real Estate Securities
Joined RREEF in September 2004.
Joined the Company in September 2004 after 8 years of experience in the real estate securities area as a trader, analyst and portfolio manager
BS in Business Administration from the University of Southern California; member of the National Association of Real Estate Investment Trusts
John Hammond, Portfolio Manager
Head of European Real Estate Securities; portfolio manager for RREEF Global Real Estate Securities Fund: London
Joined the company in 2004 with 13 years of experience as follows: real estate securities analyst and head of strategy at Schroder Property Investment
Management, head of European real estate research at ABN Amro, real estate securities investment management and research at Henderson Global
Investors and research analyst at Hillier Parker (now CBRE)
BSc from University of Reading
Daniel Ekins, Portfolio Manager
Lead portfolio manager for Australian real estate securities portfolios with investment oversight for RREEF's broader Asia Pacific real estate securities investment activities: Hong Kong
Joined the Company and the Australian management team in March 1997 after 12 years of experience.
Degree in Property Valuation; Graduate Diploma in Property Development from the South Australian Institute of Technology; Graduate
Diploma in Applied Finance and Investment from the Securities Institute of Australia.
William Leung, Portfolio Manager
Lead Portfolio Manager of Asia Real Estate Securities: Hong Kong
Joined the Company in January 2000 after three years with Merrill Lynch and one year at UBS Warburg primarily focusing on equity research in Hong Kong and China
BA from Hong Kong Polytechnic University; MBA from Hong Kong University of Science & Technology; member of the Hong Kong Institute of
Certified Public Accountants

- The Fund seeks to achieve its objectives primarily through investment in global real estate securities. In addition, the Fund is authorized to engage in borrowing for leverage purposes up to 33 1/3% of its total assets, including the amount borrowed.

Global Investment Process

RREEF and DB Resources[1]
Economic and Property Research Currency, Property Transactions
Investment Universe Screening
Global Portfolio Allocation Committee
Regional Allocation
Top Down Regional Allocation
Regional asset allocation set globally by experienced allocation committee
Global Portfolio
Securities Selection
Securities Analysis
25 portfolio managers and analysts worldwide
Macro Allocations
Sectors, Factors, Geographies
RREEF and DB Resources[1]
Acquisitions, Dispositions, Portfolio and Asset Management, Research, Capital Markets
Bottom Up Regional Portfolio Construction
Stock selection made locally by dedicated in-house teams, supported by extensive direct property resources

Outlook and Positioning

[1] Subject to applicable laws, internal policies and procedures.
As of December 31, 2009.

- In terms of the fund's regional allocations going forward, we continue to emphasize Asia, with a special focus on Hong Kong and Singapore, where we expect the residential real estate market to benefit from strong demand. We also believe that many Japanese real estate firms are now attractively priced.

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
Overall Strategy
 ▪ We believe the global economy has turned positive, following the worst economic downturn in decades. Global capital markets and credit markets in particular continue to show improvement, which in turn has set the stage for renewed merger and acquisition (M&A) activity in the global real estate investment market. Increased M&A activity should provide an upward boost to real estate investment company prices.

Fund Facts
 ▪ The Fund has declared distributions to common shareholders monthly since inception.
 ▪ The Fund may from time to time repurchase shares of the Fund in the open market at the option of the Board of
 Directors and on such terms as the Directors may determine
 ▪ Deutsche Investment Management Americas Inc.’s (“DIMA”) agreed to waive 0.10% of its management fee through
 September 30, 2011
 ▪ The Fund will cease using DIMA global tactical asset allocation overlay strategy (“iGAP”) and is authorized to engage in borrowing for leverage purposes up to 33 1/3% of its total assets, including the amount borrowed on or about June
 30, 2010 in order to seek to provide more stable earnings for the fund
 ▪ Programs to maintain market awareness including:
 ▪ Participation in industry conferences
 ▪ Comprehensive website: www.dws-investments.com
 ▪ Dedicated Toll-free shareholder line: 1-800-349-4281
 ▪ S&P Independent Fund Research Reports
DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.
Performance data source is Unimputed and Unadjusted from State
Street Performance.
Performance is historical and does not guarantee future results. See page 5 for complete standardized performance information.

What is the Board Proposing?
On July 12, 2010 DRP will hold its Annual Meeting of Stockholders1. The Fund’s Board of Directors
recommends that stockholders vote:
 ■ FOR the re-election of 4 current Board Members
 ■    AGAINST a stockholder proposal from Western Investment LLC requesting that the Board take the necessary steps to declassify the Fund's Board of Directors.
1A majority voting standard is considered essential to giving long-term shareholders an effective voice in decisions to change the fundamental structure and direction of their investment. Under plurality voting a well-financed arbitrageur can gain control of a fund with as little as 25% of the outstanding shares, many or most or which may be his own.

What is the Dissident Proposing?
 ▪ Elect 4 Western Investment nominees.
 ▪ Approve Western Investment's proposal that requests that the Board take the necessary steps to declassify the Board so that all directors are elected on an annual basis.
▪ Western spends over a page in its proxy statement describing historic legal and regulatory actions that are totally unrelated to the Fund and irrelevant to the election of directors at the Meeting or the proposal to declassify the Board.
▪ Western questions the Fund’s discount, but DRP is less than 3 years old and has had discounts in
-line with its peers during that period.
▪ The Fund has had a classified Board since its inception in 2007. Western purchased shares with full knowledge of the governance structure. The Fund’s prospectus from its initial public offer states:
 The Fund’s Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes will expire at the first, second and third annual meetings of shareholders, respectively, and, in each case, until their successors are duly elected and qualify. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors will be elected by the shareholders. A classified board of directors promotes continuity and stability of management but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the
 Board. (p.67)
Source: Bloomberg

Dissident Nominees
Neil Chelo
Robert H. Daniels
Gregory R. Dube
Arthur D. Lipson
Mr. Lipson’s nominees have no meaningful experience serving as directors of registered investment companies
 ▪ With the exception of Mr. Lipson’s brief tenure as a dissident director of one Pioneer Fund, none of them have any experience dealing with the many complex regulatory and compliance issues facing fund directors today.
 ▪ With the exception of Mr. Lipson, none of the dissident nominees own any shares of the
 Fund except for Mr. Daniels who holds less than 0.01% of the outstanding shares.
Mr. Lipson and his nominees do not share the interests of all shareholders
 ▪ Mr. Lipson’s nominees are not capable of fairly and dispassionately considering the interests of all shareholders. They are committed to a single, announced course of action.
 ▪ Mr. Lipson is seriously conflicted because of his duties to Western. He is focused on the short-term gains of his hedge funds versus the long-term interests of shareholders in the
 Funds.
 ▪ The other dissident nominees are seriously conflicted because they owe their nominations solely to Mr. Lipson.
What is the dissident experience and interest?

The Board is composed of thirteen members, twelve of whom meet the conditions imposed by the Investment
Company Act of 1940 for being “disinterested” (“independent”) Board members. The nominees, all of whom are currently independent Board members, were nominated by the Board’s Nominating and Governance
Committee, which is composed entirely of independent Board members.
Aligned Shareholder Interest
▪ In contrast to Mr. Lipson’s nominees, the current Board’s nominees have combined 86 years of experience in protecting the interest of shareholders of many different types of funds and under many different challenging circumstances.
▪ In contrast to Mr. Lipson’s nominees, each Board nominee has at least $200,000 of his or her own assets invested in the various DWS funds he or she oversees.
▪ In contrast to Mr. Lipson’s nominees, our Board nominees are not beholden to any special interest. They are completely independent of the advisor and owe their allegiance solely to the Fund and its shareholders.
The re-election of the current Board members is in the best interests of the Funds and its stockholders because they will fairly and objectively consider the interests of all stockholders in determining the future direction of the Funds, including the interests of those stockholders who have purchased Fund shares seeking a long-term investment opportunity and the special advantages provided by the closed-end fund structure.
Incumbent Director Candidates Are Better Qualified

Board Nominees
Kenneth C. Froewiss - Board member since Fund inception in 2007. Adjunct Professor of Finance, NYU Stern School of
Business (September 2009-present; Clinical Professor from 1997-September 2009); Member, Finance Committee, Association
for Asian Studies (2002-present); Director, Mitsui Sumitomo Insurance Group (US) (2004-present); prior thereto, Managing
Director, J.P. Morgan (investment banking firm) (until 1996).
Rebecca W. Rimel - President and Chief Executive Officer, The Pew Charitable Trusts (charitable organization) (1994 to present); Trustee, Thomas Jefferson Foundation (charitable organization) (1994 to present); Trustee, Executive Committee,
Philadelphia Chamber of Commerce (2001 to 2007); Trustee, Pro Publica (2007-present) (charitable organization); Director,
CardioNet, Inc. (2009-present) (health care); formerly: Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983 to 2004); Board Member, Investor Education (charitable organization) (2004-2005);
Director, Viasys Health Care (January 2007-June 2007)
William N. Searcy, Jr. - Board member since Fund inception in 2007. Private investor since October 2003; Trustee of 20 open-
end mutual funds managed by Sun Capital Advisers, Inc. (since October 1998); formerly: Pension & Savings Trust Officer,
Sprint Corporation (telecommunications) (November 1989-September 2003)
Robert H. Wadsworth - Board member since 2008. President, Robert H. Wadsworth & Associates, Inc. (consulting firm) (1983 to present); Director, The Phoenix Boys Choir Association
Incumbent Director Candidates

Primary risk considerations
Closed-end funds, unlike open-end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund’s shares is determined by a number of factors, several of which are beyond the control of the fund.
Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.
DWS RREEF World Real Estate & Tactical Strategies Fund (DRP) is subject to investment risk. Any fund that concentrates in a particular segment of the market will generally be more volatile than a fund that invests more broadly. There are special risks associated with an investment in real estate, including credit risk, interest rate fluctuations and the impact of varied economic conditions. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks. This fund is non-diversified and can take larger positions in fewer issues, increasing its potential risk.
The use of leverage can enhance the effect of changes in the value of the Fund’s assets and can make fluctuations in the Fund’s net asset value per share more volatile. Additionally, the fees paid to DIMA by the Fund (and to RREEF by DIMA) will be higher if leverage is implemented than if the
Fund did not use leverage, since such fees are paid based on the Fund’s total “managed assets,” which include assets purchased with the proceeds of any borrowings.
This presentation is intended only for the exclusive benefit and use of RiskMetrics Group. This presentation was prepared in order to illustrate, on a preliminary basis, a specific investment strategy and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Deutsche Asset Management.
The information in this presentation reflects prevailing market conditions and our judgment as of this date, which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources. We consider the information in this update to be accurate, but we do not represent that it is complete or should be relied upon as the sole source of composite performance or suitability for investment.
The opinions and forecasts expressed are those of DWS Investments as of June 22, 2010 and may not actually come to pass. This information is subject to change at any time, based on market and other conditions.
Past performance is not indicative of future results. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved. An investment is not a deposit and is not insured by the Federal
Deposit Insurance Corporation or any other government agency or by Deutsche Bank AG or any of its affiliates.

Important Information
DWS Investments Distributors, Inc.
Tel (800) 349-4281 (Closed-end Funds)
Online: www.dws-investments.com
345 Park Avenue
New York, NY 10154
DWS Investments is part of Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust
Company Americas, Deutsche Investment Management Americas Inc. and DWS Trust
Company. Copyright © 2010 DWS Investments Distributors, Inc. (R-17803-2 6/10)
NOT FDIC/NCUA INSURED MAY LOSE VALUE
NO BANK GUARANTEE NOT A DEPOSIT
NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY